Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



E-REX,  Inc.
11645  Biscayne  Boulevard,  Suite  210
Miami,  FL  33181

     We  hereby  consent  to  the incorporation by reference in the Registration
Statement on Form S-8 of the following report filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form S-8:

          1. Our report dated April 7, 2002, with respect to the financial statements of E-REX, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ Parks, Tschopp, Whitcomb & Orr P.A.
__________________________________________
Parks, Tschopp, Whitcomb & Orr P.A.
Certified Public Accountants

April 16, 2002